                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 23, 2001 relating to the financial statements of Amersham Pharmacia Biotech Ltd. and subsidiaries, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

---------------------------------------------------------

Florham Park, NJ

February 26, 2001